Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-225027 on Form S-8 of our report dated June 28, 2019, appearing in this Annual Report on Form 11-K of the LiquidPower Specialty Products Inc. 401(k) and Profit Sharing Plan for the year ended December 31, 2018.

\s\ Pannell Kerr Forster of Texas, P.C.

Houston, Texas

June 28, 2019